Exhibit 99.1

For Immediate Release

Caliper Life Sciences Reports Second Quarter 2010 Results

- 6% Consolidated Organic Revenue Growth; 16% from IVIS and LabChip Product Families -

- 10 Point Gross Margin Improvement -

- Break-even Adjusted Earnings and Fourth Consecutive Quarter of Positive EBITDA -

HOPKINTON, Mass., August 3, 2010 — Caliper Life Sciences, Inc. (NASDAQ: CALP), today reported results for its second quarter ended June 30, 2010.  Second quarter GAAP revenue decreased 10% to $29.0 million from $32.1 million in the same period in 2009 as a result of divestitures in 2010 and 2009. Revenue from on-going business increased 4% on a reported basis and 6% on an organic basis (which assumes constant currency).  The Company reported net income in the second quarter of $9.2 million, or $0.18 per share, inclusive of an $11.1 million after-tax divestiture gain, compared to a net loss of $4.1 million, or ($0.08) per share, in the same quarter of 2009.  The Company achieved break-even earnings per share on a non-GAAP basis (adjusted for acquisition-related intangibles amortization and restructuring charges, and net of the divesture gain) in the second quarter of 2010, compared to a non-GAAP net loss per basic share of $0.05 in the same period in 2009.  The Company also reported positive earnings before interest, depreciation, amortization, non-cash stock compensation and other special items (EBITDA) of $1.4 million in the second quarter, which was its fourth consecutive quarter of attaining positive EBITDA results (see “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures”).

Second Quarter Commentary:

•                  The Company’s IVIS® and LabChip® product families represented 77% of total revenues in the quarter and together achieved 14% reported growth and 16% organic growth compared to the same period in 2009.  These product lines grew a combined 20% during the first half of 2010 on both a reported and organic basis on the strength of customer demand.  Ongoing revenues for the remainder of the business decreased 22% during the quarter and 20% over the first half of 2010.  These decreases were attributable to the Company’s automation product lines and Caliper Discovery Alliances and Services (CDAS).  Automation revenues have decreased year-to-date as the Company streamlines the focus of its platforms toward LabChip and other biomolecular applications.  With respect to CDAS, the year-to-date decrease results from unfavorable comparisons to the same period in 2009 as a result of a large non-recurring project completed in 2009 and ongoing project delays under its EPA ToxCast contract.

•                  Total gross margin and combined product/services gross margin each increased 10 points in the second quarter and 11 points for the first half of 2010 compared to the same periods in 2009. Total gross margin in the second quarter of 2010 increased to 52% from 42%, and combined product/services gross margin increased to 48% from 38% compared to the second quarter of 2009.  The Company’s gross margin improvements reflect a favorable shift in revenue mix with a greater percentage of revenues being derived from higher margin instruments and consumables associated with the IVIS and LabChip product families. The

Company’s divestiture of its low gross margin preclinical mouse services business in the fourth quarter of 2009 also contributed to the increase in service gross margins during the second quarter of 2010 compared to the same period in 2009.  Other factors which resulted in improved overall gross margins in the second quarter included increased license revenues, reduced warranty costs, reduced inventory reserve provision needs and material cost savings from vendor sourcing initiatives.

•                  Operating expenses (research and development, and selling, general and administrative costs) decreased to $15.0 million, or 5%, from $15.9 million during the second quarter compared to the same period in 2009.  The net overall decrease resulted primarily from the divestiture of the Company’s preclinical mouse services business in the fourth quarter of 2009, and a sustained focus on controlling operating expenses.

•                  A restructuring charge of $0.6 million was recognized in the second quarter of 2010 related to further consolidation of facility space in the Company’s Mountain View, California chip manufacturing facility.

•                  Breakeven non-GAAP earnings per share were achieved in the second quarter of 2010 as a result of the Company’s improved gross margins and reduction in operating expenses compared to the same period in 2009, as discussed above.  Cash, cash equivalents and marketable securities less outstanding debt totaled $37.6 million as of June 30, 2010, compared to a net cash position of $23.1 million as of December 31, 2009.  As of June 30, 2010, the Company had no outstanding debt and approximately $20.0 million of borrowing availability under its $25 million bank credit facility.

“Our strong quarter performance reflects the continued positioning of our products to address the fast-growing biotherapeutic, genomics and preclinical imaging markets.  It was another solid quarter of progress for our IVIS and LabChip product lines.  As the percentage of our total revenues represented by these areas increases, we are seeing material improvement in our gross margins and consequently our EBITDA,” commented Kevin Hrusovsky, Caliper’s president and CEO.  “We are expecting positive revenue growth for CDAS to emerge once the next phase of the ToxCast project gets underway, and we also expect to generate sequential quarterly growth in automation as we complete the refocusing of our automation business.  As our strategies unfold, we expect to see a return to positive revenue growth for all parts of our business, which we believe will further enhance the bottom line,” added Hrusovsky.

Business Highlights in the Second Quarter:

•                  The Company held its 2010 annual Customer Owners Group (COG2010) meeting at its Hopkinton, Massachusetts headquarters.  Over 200 customers attended COG2010 and over 35 presentations were made covering the topics of biologics, vaccines, preclinical imaging, small molecule drug discovery and molecular diagnostics.  In the Day 1 keynote address, Dr. George Church of Harvard Medical spoke about Caliper’s role and influence on sequencing, and how advances in sequencing and the understanding of genomic data will shape future healthcare.  In the Day 2 keynote address,  Kevin Hrusovsky, president and CEO, highlighted six themes (Genome Sequencing, Biomarkers and Non-invasive Imaging on the diagnostic front, and Vaccines, Biotherapeutics and Stem Cells on the therapeutic front) for revolutionizing medicine, and also described how Caliper technologies are impacting each of these themes.

•                  The Company’s CDAS unit was awarded a new funding commitment for $2.9 million under its contract with the Environmental Protection Agency (EPA) for the EPA’s ToxCast screening program, increasing the current backlog of Phase II task orders to $4.7 million.  CDAS is awaiting receipt of compounds to begin Phase II services, the timing of which is now indicated for late in the third quarter or the fourth quarter of this year.

•                  The Company completed the sale of its solid phase extraction and evaporation product lines to Biotage AG for $16.5 million in cash.  The Company will continue manufacturing these products for Biotage under a three year manufacturing agreement.

2010 Guidance

The Company maintains its full year 2010 projection for 4-6% organic revenue growth over comparable 2009 non-GAAP revenue (i.e. adjusted for divestitures).  Based upon the Company’s current expectations regarding foreign currency rates, this represents a GAAP revenue range for 2010 of $117 to $120 million. The Company will provide further detail on its business outlook during the conference call today.

Use of Non-GAAP Financial Measures

The Company supplements its GAAP financial reporting with certain non-GAAP financial measures. Reconciliations of the Company’s GAAP to non-GAAP revenue and earnings per share are provided at the end of this release under “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Certain revenue growth percentages in this press release are derived from non-GAAP revenues which exclude the impact of revenue from product and services lines which were divested in the second quarter of 2010 and the fourth quarters of 2008 and 2009.  The term “organic” revenue growth eliminates the impact of these divestitures and foreign currency movements during the quarter to reflect growth percentages on a constant currency basis. The Company believes that providing this additional information enhances investors’ understanding of the financial performance of the Company’s operations and increases the comparability of its current financial statements to prior periods.

The Company will discuss its second quarter results in a conference call to be held today, August 3 at 9:00 a.m. ET. Participants please call 888.680.0879 five to ten minutes prior to the call and use the participant passcode of 25038927.  International callers can access the call by dialing 617.213.4856 and entering the same passcode.  You may also pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PBB39JLCM.

A live webcast of the call can be accessed at www.fulldisclosure.com or on the Caliper website at www.caliperLS.com in the Events section of the Investor Relations page. A webcast replay of the call will remain available until Caliper’s earnings call for the third quarter of 2010.

Telephone replays of the conference call will be available approximately two hours after the completion of the call. To access a telephone playback of the proceedings from August 3 through August 10, dial 888.286.8010 and use the participant passcode of 89816817.  International callers can access the playback by dialing 617.801.6888 and using the same participant passcode.

About Caliper Life Sciences

Caliper Life Sciences is a premier provider of cutting-edge technologies enabling researchers in the life sciences industry to create life-saving and enhancing medicines and diagnostic tests more quickly and efficiently. Caliper is aggressively innovating new technology to bridge the gap between in vitro assays and in vivo results, enabling the translation of those results into cures for human disease. Caliper’s portfolio of offerings includes state-of-the-art microfluidics, lab automation & liquid handling, optical imaging technologies, and discovery & development outsourcing solutions. For more information please visit www.caliperLS.com.

The statements in this press release regarding future events, including statements regarding Caliper’s expectations that its CDAS unit will achieve positive revenue growth once the next phase of the EPA ToxCast project starts, that it will achieve sequential quarterly revenue growth from its automation products as it completes the refocusing of these products on LabChip and other biomolecular applications, that it will achieve positive revenue growth in all parts of its business and enhanced bottom line performance as its strategy unfolds, and that it will achieve full year organic revenue growth in 2010 of 4-6% compared to 2009 non-GAAP revenue (adjusted for divestitures), or 2010 GAAP total revenue in the range of $117 to $120 million based on Caliper’s current foreign currency expectations for 2010 are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements as a result of a number of factors, including that Caliper’s expectations regarding demand for its products and services may not materialize if capital spending by Caliper’s customers declines, if customers do not adopt Caliper’s recently launched products as rapidly as Caliper believes that they will, or if competitors introduce new competitive products, or if Caliper is unable to convince potential customers regarding the superior performance of its microfluidic and imaging systems and products, and unanticipated difficulties may be encountered in Caliper’s manufacturing, marketing or selling of it recently launched products, such as the Quantum FX imaging system and the LabChip XT instrument for automated nucleic acid fractionation. Further information on risks faced by Caliper are detailed under the caption “Risks Related To Our Business” in Caliper’s Annual Report on Form 10-K for the year ended December 31, 2009. Our filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call.

NOTE:  Caliper, IVIS, and LabChip are registered trademarks of Caliper Life Sciences, Inc.

Contacts:

Peter F. McAree

SVP and Chief Financial Officer

508.497.2215

Media:

Stacey Holifield or Tom Pitta

Schwartz Communications

781.684.0770

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue:
Product revenue	$20,486	$21,499	$40,854	$39,808
Service revenue	5,343	7,905	10,424	15,562
License fees and contract revenue	3,221	2,707	6,424	5,213

Total revenue	29,050	32,111	57,702	60,583

Costs and expenses:
Cost of product revenue	10,101	12,830	20,396	24,083
Cost of service revenue	3,317	5,331	6,507	11,038
Cost of license revenue	521	310	926	702
Research and development	4,299	4,634	8,646	9,185
Selling, general and administrative	10,745	11,264	21,604	22,449
Amortization of intangible assets	1,226	1,557	2,480	3,114
Restructuring charges, net	603	29	634	52

Total costs and expenses	30,812	35,955	61,193	70,623

Operating loss	(1,762)	(3,844)	(3,491)	(10,040)
Interest expense, net	(72)	(179)	(202)	(391)
Gain on divestitures	11,424	—	11,424	—
Other income (expense), net	(37)	66	(389)	(117)
Provision for income taxes	(316)	(96)	(323)	(150)

Net income (loss)	$9,237	$(4,053)	$7,019	$(10,698)

Net income (loss) per share, basic	$0.18	$(0.08)	$0.14	$(0.22)
Net income (loss) per share, diluted	$0.18	$(0.08)	$0.14	$(0.22)
Shares used in computing net income (loss) per common share, basic	50,070	48,806	49,776	48,716
Shares used in computing net income (loss) per common share, diluted	52,002	48,806	51,812	48,716

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP Earnings per Share (see explanation of adjustments below)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

GAAP EPS - Basic	$0.18	$(0.08)	$0.14	$(0.22)
Adjustments:
Acquisition related intangible amortization (1)	1,226	1,557	2,480	3,114
Restructuring and severance costs (2)	603	36	634	87
Gain on divestiture of product lines (3)	(11,424)	—	(11,424)	—
Taxes related to divestiture gain(3)	300	—	300	—
Total Adjustments	$(9,295)	$1,593	$(8,010)	$3,201

Per share effect of adjustments	(0.19)	0.03	(0.16)	0.07

Adjusted earnings (loss) per share, basic and diluted	$(0.00)	$(0.05)	$(0.02)	$(0.15)

We use the term “adjusted earnings per share” or “adjusted EPS” to refer to GAAP earnings per share excluding amortization of intangible assets, impairment charges and restructuring and severance costs.  Adjusted earnings per share is calculated by subtracting the total per share effect of these adjustments from GAAP EPS.

The adjustments are as follows:

(1)          We exclude amortization of intangible assets from this measure because we believe intangible asset amortization charges do not represent what our management and our investors believe are the costs of developing, producing, supporting and selling our products and the costs to support our internal operating structure.

(2)         We exclude restructuring and severance costs from this measure because they tend to occur as a result of specific events such as acquisitions, divestitures, repositioning our business or other unusual events that could make comparisons of long-range trends difficult for management or investors and could distort performance measures involving our internal investments and the costs to support our operating structure.

(3)         We exclude the net gain related to divestitures of product and service lines from this measure because they tend to occur as a result of specific events and also do not represent what our management and our investors believe are the costs of developing, producing, supporting and selling our products and the costs to support our internal operating structure.

Non-GAAP EBITDA

We use the term “EBITDA” to refer to GAAP earnings excluding interest, depreciation, amortization, non-cash stock compensation and other special items (e.g., restructuring charges).  The following is a reconciliation of this Non-GAAP measure:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

GAAP Operating Loss	$(1,762)	$(3,844)	$(3,491)	$(10,040)
Depreciation and amortization	1,812	2,344	3,708	4,688
Non-cash stock compensation	790	989	1,802	1,904
Restructuring and severance charges	603	36	634	87
EBITDA (Non-GAAP)	$1,443	$(475)	$2,653	$(3,361)

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

Non-GAAP Revenues for the Three Months Ended June 30, 2010

	Three Months Ended June 30,
	GAAP		Non-GAAP Adjustments (1)		Non-GAAP
			(in thousands)				GAAP	Non-GAAP
	2010	2009	2010	2009	2010	2009	% Chg	% Chg(2)
Imaging	$14,826	$12,906	$—	$(111)	$14,826	$12,795	15%	16%

LabChip	7,412	6,691	—	—	7,412	6,691	11%	11%
Automation	5,811	8,391	(1,152)	(2,511)	4,659	5,880	(31)%	(21)%
Research	13,223	15,082	(1,152)	(2,511)	12,071	12,571	(12)%	(4)%

Services (CDAS)	1,001	4,123	—	(2,703)	1,001	1,420	(76)%	(30)%
Total revenue	$29,050	$32,111	$(1,152)	$(5,325)	$27,898	$26,786	(10)%	4%

Non-GAAP Revenues for the Six Months Ended June 30, 2010

	Six Months Ended June 30,
	GAAP		Non-GAAP Adjustments (1)		Non-GAAP
			(in thousands)				GAAP	Non-GAAP
	2010	2009	2010	2009	2010	2009	% Chg	% Chg(2)
Imaging	$28,291	$23,648	$—	$(154)	$28,291	$23,494	20%	20%

LabChip	14,182	11,848	—	—	14,182	11,848	20%	20%
Automation	13,060	16,754	(3,610)	(5,035)	9,450	11,719	(22)%	(19)%
Research	27,242	28,602	(3,610)	(5,035)	23,632	23,567	(5)%	—%

Services (CDAS)	2,169	8,333	—	(5,460)	2,169	2,873	(74)%	(25)%
Total revenue	$57,702	$60,583	$(3,610)	$(10,649)	$54,092	$49,934	(5)%	8%

(1)                For purposes of comparing growth rates for each of the three principal product and service groups within of our business, the above non-GAAP table reconciliations exclude revenues related to the TurboVap and RapidTrace product lines divested in May 2010, the AutoTrace product lines divested in November 2008, as well as revenues related to Xenogen Biosciences Corporation which was divested in December 2009.

(2)                Currency effects reduced the above growth rates by 2% for both the Research and Imaging strategic business units during the three months ended June 30, 2010.  On a year to date basis, currency effects did not impact the growth rates.

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,	December 31,
	2010	2009
	(unaudited)	*
Assets
Current assets:
Cash, cash equivalents and marketable securities	$37,639	$38,047
Accounts receivable, net	21,781	26,816
Inventories	11,329	11,525
Other current assets	3,219	2,385

Total current assets	73,968	78,773
Property and equipment, net	8,766	9,107
Intangible assets, net	22,743	25,222
Goodwill	18,356	21,011
Other assets	274	359

Total assets	$124,107	$134,472

Liabilities and stockholders’ equity
Current liabilities	$34,632	$36,773
Credit facility	—	14,900
Other long-term obligations	8,648	9,789
Stockholders’ equity	80,827	73,010

Total liabilities and stockholders’ equity	124,107	134,472

*Note: Derived from audited financial statements for the year ended December 31, 2009.

###